Exhibit 10.20

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “*[REDACTED]*”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

STRICTLY CONFIDENTIAL

CONSULTANCY AGREEMENT

DATED: 15 JULY 2012

THE FEDERAL AUTHORITY FOR NUCLEAR REGULATION

AND

LIGHTBRIDGE CORPORATION

CONSULTANCY AGREEMENT

This Consultancy Agreement (this “Agreement”) is made on 15 July 2012 and entered into by and between The Federal Authority for Nuclear Regulation, established pursuant to United Arab Emirates Federal Law No. (6) of 2009 (the “Nuclear Law”), whose principal office is at Crescent Tower, Mezzanine Floor, Sheikh Zayed First Street, Khalidiya, P.O. Box 112021, Abu Dhabi, United Arab Emirates (“FANR”) and the Lightbridge Corporation, whose principal office is at 1600 Tysons Boulevard, Suite 550, Tysons Corner, VA 22102 USA, (the “Consultant”), each a “Party” and collectively the “Parties”.

RECITALS

A.	FANR is the regulator of nuclear-related activities in the United Arab Emirates;

B.

The Consultant has been providing strategic advice on civilian nuclear programs to FANR pursuant to a Nuclear Regulatory Consulting and Strategic Advisory Agreement between FANR (prior to its incorporation) and Thorium Power Ltd. (now Lightbridge Corporation) dated August 1, 2008 as amended by an amendment agreement dated May 18, 2009 (together the “Original Agreement”);

C.	The Parties agree that the term of the Original Agreement is deemed to have expired on 31 December 2011; and

D.	For the avoidance of doubt the survival provisions contained in Article 24.3 of the Original Agreement shall continue to be effective, notwithstanding the execution of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in the recitals above, which are incorporated herein by reference, the Parties hereby agree as follows:

1.	TERMS OF INTERPRETATION

For the purposes of this Agreement, except to the extent that the context otherwise requires:

(a)	when a reference is made in this Agreement to a clause, Schedule or Appendix such reference is to a clause, Schedule or Appendix to this Agreement, unless otherwise indicated;

(b)	the Recitals, Schedules and Appendices form part of this Agreement;

(c)	the headings of this Agreement are for reference purposes only and do not affect, in any way, the meaning or interpretation of this Agreement;

(d)

the words “hereof’, “herein”, “hereto”, and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)	whenever the words “include”, “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(f)	the words and definitions contained in this Agreement are applicable to the singular, as well as the plural, forms of such terms;

(g)	words denoting a gender include the other gender;

(h)	the use of “or” is not intended to be exclusive, unless expressly indicated otherwise;

(i)

words denoting persons shall include individuals, sole proprietorships, companies, corporations, partnerships, firms, joint ventures, trusts, unincorporated associations, states and governmental entities;

(j)	reference to a person (including to FANR and the Consultant) includes reference to the person’s successors, permitted transferees and permitted assigns; and

(k)	dates and periods of time referred to in this Agreement shall be construed in accordance with the Gregorian calendar.

2.	THE SERVICES

2.1

The Consultant shall provide to FANR the services identified in Schedule 1, including any supplementary services as described in clause 14 (the “Supplementary Services”) on a work-for-hire basis, in accordance with the timeline set out therein. Where used hereinafter in this Agreement, the term Services shall include Supplementary Services (if any).

2.2	The Consultant shall commit to its obligations under this Agreement the time, attention and skill necessary for the proper performance of those obligations.

2.3

The Consultant shall not commence performance of any Services until the Parties have executed a mutually agreeable task order. The form of task order is attached as Schedule 5 (each a “Task Order”). Subject to clause 2.4 the Consultant shall not perform any Services which have not first been set forth in a Task Order.

2.4

Where a Task Order describes parts of the Services in general terms, but not in complete detail, it is understood that the Services include any incidental work and/or services that can reasonably be inferred as required and necessary to complete the Services.

2.5

Where any Services have been performed between 1 January 2012 and the date of this Agreement, by or on behalf of the Consultant for FANR, in relation to or in connection with any Services described hereunder (the “Prior Works”), the Parties agree that, upon the execution of this Agreement, this Agreement will:

(a)	retrospectively apply to all Prior Works;

(b)	supersede and replace any contractual or other arrangements between the Parties in relation to the Prior Works;

(c)	retrospectively apply to any instructions or directions given by FANR to the Consultant in relation to or in connection with the Prior Works; and

(d)	take into account any sums paid by FANR to the Consultant in relation to or in connection with the Prior Works, provided that Schedule 2 shall apply from 1 August 2012.

3.	TERM AND TERMINATION

3.1

This Agreement shall commence on the date hereof and shall continue until 31 December 2014 (the “Term”). FANR may upon written notice to the Consultant, provided no later than 30 November 2013, extend the Term for an additional period of either one (1) year, two (2) years or for such other period as agreed between the Parties.

3.2

Either Party may terminate this Agreement with immediate effect by giving written notice to the other if the other Party is in material breach of the terms of this Agreement and, where such breach is capable of a remedy, fails to remedy such breach within thirty (30) days of receipt of notice of the breach and the steps required to remedy it.

3.3	FANR may terminate this Agreement with immediate effect by giving written notice to the Consultant if the Consultant:

(a)	passes a resolution for winding up (other than for the purposes of a solvent amalgamation, reconstruction or restructuring) or a court makes an order to that effect; or

(b)	becomes or is declared insolvent or convenes a meeting of or makes or proposes to make any arrangement or composition with its creditors, which would result in the Consultant becoming insolvent; or

(c)	has a liquidator, receiver, administrator, administrative receiver, manager, trustee or similar officer appointed over any of its assets; or

(d)	ceases, or threatens to cease, to carry on its business.

3.4

FANR may, upon fourteen (14) days’ written notice to the Consultant, terminate this Agreement at any time for its convenience, at its absolute and sole discretion. In the event of such termination for convenience, FANR shall reimburse the Consultant for all Services performed prior to the effective date of such termination, plus all pre-approved costs incurred prior to such dates.

3.5	Either Party may terminate this Agreement pursuant to clause 19.

3.6	FANR may terminate this Agreement with immediate effect by giving written notice to the Consultant in the event that the Consultant has breached its obligations in respect of:

(a)	confidentiality set out in clause 16;

(b)	intellectual property set out in clause 7; and/or

(c)	unlawful inducement and other requirements set out in clause 4(n).

3.7

Upon expiration or termination of this Agreement, no Party shall have any further liability to the other Party unless otherwise specifically stated herein; provided that such expiration or termination shall be without prejudice to the accrued rights of any Party as of the time of expiration or termination.

3.8

Upon expiration or termination of this Agreement, the Consultant shall transfer, assign and make available to FANR all property and materials of FANR in the Consultant’s possession or subject to the Consultant’s control.

4.	REPRESENTATIONS AND WARRANTIES

The Consultant represents and warrants to FANR that:

(a)	it is a corporation duly organised, validly existing and in good standing under the laws of the state, country or jurisdiction of its formation;

(b)

it has all requisite corporate or similar power and authority, and has taken all corporate action necessary in order to execute, deliver and perform the Services and its obligations under this Agreement;

(c)

this Agreement is a legal, valid and binding obligation of the Consultant enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d)

it shall comply with all applicable laws, rules, regulations, proclamations and orders, both in the United Arab Emirates and in any other relevant jurisdiction, in connection with the provision of the Services, including all laws related to obtaining any required business or work permits or licenses, the health and safety of its employees, immigration, and customs (and the Consultant shall pay the costs and expenses of all of the foregoing);

(e)

the execution, delivery and performance of this Agreement by the Consultant, and the consummation of the transaction contemplated hereby, will not constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation, by-laws, or other organisational documents; or (ii) a breach or violation of; or default under, or the acceleration of any of its obligations, or the creation of a lien, pledge, security interest or other encumbrance on its assets (with or without notice, lapse of time or both) pursuant to any agreement binding upon it;

(f)

it shall perform the Services with the care, diligence, skill and judgment (including good, safe and prudent practice) and foresight that would reasonably be expected to be observed by a highly skilled and highly experienced international consultant carrying out activities the same as or similar to the Services under the same or similar circumstances;

(g)

it shall deliver all deliverables to FANR free of all liens, claims, charges, limitations, restrictions and encumbrances of any kind, and ready for exploitation anywhere in the world in perpetuity in all respects, and in compliance with the terms and conditions hereof;

(h)

it shall acquaint itself with and comply with any working practices, rules or procedures applicable to others (whether independent contractors or employees) at any location where it is performing the Services;

(i)	it shall maintain safeguards against the destruction, loss or alteration of any information created or supplied by FANR or by the Consultant in the course of providing the Services;

(j)	it shall attend such meetings, video conferences, or conference calls to discuss the Services as FANR may request from time to time;

(k)	it shall keep FANR informed at all times regarding the status of the Services and provide such information to FANR as FANR may request from time to time;

(l)	it shall comply with the instructions of FANR, including those of the FANR Project Manager (defined in clause 6.1), relating to the Services which may be given from time to time;

(m)

it shall keep detailed records, including financial and operational records, of all activities undertaken in connection with the provision of the Services and shall, at FANR’s request, make them available for inspection and/or provide copies thereof to FANR;

(n)

it shall not, without the prior written consent of FANR, accept or give any commission or gift or other financial benefit or inducement or reward from or to any person in relation to the Services and shall ensure that personnel, employees and staff (“Personnel”) of the Consultant, agents and subcontractors shall not accept or give any commission, gift, benefit or inducement, and shall immediately give FANR details of any commission, gift, benefit or inducement which may be offered to it; and

(o)

it shall make available its Personnel listed in Schedule 1, Part 3 to perform the obligations of the Consultant under this Agreement, or shall provide for such Personnel replacements of equivalent status as may be approved by FANR (any replacement of any member of the Personnel without the prior approval of FANR shall be considered a material breach of this Agreement).

5.	PERSONNEL AND STAFF

5.1	The Consultant shall:

(a)

ensure that each member of its Personnel (i) is competent, trained and qualified to perform the Services in accordance with best industry practice; (ii) holds a valid visa or work permit for such times as such member is in the United Arab Emirates; (iii) complies with all other immigration, background checking, customs and legal requirements of any relevant authorities arising out of their assignment hereunder; (iv) complies with all applicable laws in the United Arab Emirates, the Emirate of Abu Dhabi and their home country of residence; and (v) complies with the standards for delivery of the Services set out herein;

(b)

perform a thorough screening of each member of its Personnel to be used in the delivery of the Services, including a complete background check, criminal record background check and verification of eligibility to work;

(c)	not provide any member of its Personnel who has a criminal record or a criminal case pending, or who is ineligible to work in the United Arab Emirates or elsewhere; and

(d)	immediately remove and/or replace any member of its Personnel unsatisfactory to FANR for any reason.

5.2	The Consultant acknowledges and agrees that:

(a)	all terms of its Personnel’s employment will be governed by their existing agreements with the Consultant;

(b)

it is solely responsible for all employer/employee matters related to its Personnel, including all matters related to supervision, discipline, payroll, immigration, visa, compensation, insurance benefits (including medical insurance, disability insurance and life insurance), pensions, savings benefits, withholdings, taxes and insurance for work-related injuries; and

(c)

neither it nor any of its Personnel, agents or subcontractors (approved by FANR in accordance with clause 17.1) shall be entitled to participate in any employee benefit or welfare plan, including any medical plan, disability plan, life insurance plan, pension plan, savings plan or any other plan sponsored by FANR, nor will the Consultant or any of its Personnel, agents or subcontractors receive any benefits under any such plan.

5.3

During the Term and for a period of twelve (12) months thereafter, the Consultant shall not, without the prior written consent of FANR, solicit for employment, or offer employment to, or enter into any contract for services with, any individual employed or subcontracted by FANR (or any individual who was employed or subcontracted by FANR in the preceding twelve (12) months, as calculated from the date of such solicitation or offer).

5.4	The Consultant shall, if and to the extent directed by FANR, undertake a structured transfer of certain of the Consultant’s Personnel from its payroll into a direct contractual relationship with FANR.

5.5

If FANR directs that there is to be the transfer of any Personnel in accordance with clause 5.4, the provisions for the transfer of such Personnel from the Consultant’s payroll to FANR’s payroll shall be as follows:

(a)	the Consultant shall cooperate in the transfer of Personnel;

(b)	the transfer shall either be permanent or for a period as agreed between the Parties;

(c)

employment or consulting agreements between the Consultant and transferring Personnel shall be modified to the extent agreed between FANR and the relevant Personnel immediately prior to transfer and the Consultant shall waive applicable portions of non-compete provisions to facilitate the provisions of this Agreement;

(d)	FANR shall provide three (3) months notice (“Transfer Notice Period”) to the Consultant of the intention to hire the Consultant’s Personnel;

(e)

following the transfer notice, FANR shall continue to pay the Consultant for such Personnel for any Services duly performed by that Personnel for FANR in accordance with the terms and conditions of this Agreement during the Transfer Notice Period at the relevant rate for such Personnel as set forth in Schedule 1, Part 3 hereto at the time of notice;

(f)

upon the effective transfer from the Consultant’s payroll, FANR shall pay the Consultant a transfer fee of *[Redacted]* percent of the Personnel’s new first twelve (12) months cash compensation (excluding any bonus), plus reasonable costs as agreed to by the Parties to cover the Consultant’s recruiting, administrative and overhead expenses;

(g)

no more than *[Redacted]* percent of the Consultant’s Personnel as set forth in Schedule 1, Part 3 during any 12 month period can be transferred to FANR over the subsequent twelve (12) month period. For the avoidance of doubt, this paragraph does not apply to consultants or to agents of the Consultant;

___________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

(h)	in order to maintain stability in the Services, FANR shall not offer employment to the Consultant’s Personnel without the Consultant’s permission; and

(i)	the Consultant shall ensure that such member of the Consultant’s Personnel enters into an employment agreement with FANR in accordance with the FANR HR policy.

6.	PROJECT MANAGEMENT

6.1

Each Party has appointed or shall appoint a project manager (a “Project Manager”) who shall be responsible for the coordination of each such Party’s obligations relating to delivery of the Services. The Consultant shall also appoint a single point of contact who FANR may contact for matters relating to the Services. Such single point of contact may be the Consultant’s Project Manager or such other Personnel of the Consultant engaged in the Services. For the avoidance of doubt, FANR may communicate at any point during the Term with any Personnel of the Consultant engaged in the Services.

6.2	The Consultant will plan and facilitate quarterly reviews of the Services where the Parties will:

(a)	meet, as necessary, at a location agreed by the Parties;

(b)

review the performance of the Consultant, other key vendors and other entities as relevant to the activities of the Parties under this Agreement, in relation to the Services, budget and other objectives and policies; and the Consultant shall prepare a written report in advance of the review on these topics;

(c)	modify, as appropriate and as agreed between the Parties, the Services schedule, budget or other objectives and correspondingly agree on updates to the Services; and

(d)	review the Parties’ Personnel needs for the activities of the Parties under this Agreement and agree on any Personnel level changes

6.3	The Consultant shall be subject to the terms and conditions of Schedule 7 (the “Key Performance Indicators”).

7.	INTELLECTUAL PROPERTY

7.1

For the purposes of this Agreement, the following definitions apply: “Intellectual Property Rights” means (a) copyright, patents, know-how, confidential information, database rights, and rights in trademarks and designs (whether registered or unregistered) used and/or developed by the Consultant in the course of performing its obligations under or in relation to this Agreement; (b) applications for registration, and the right to apply for registration, for any of the same; and (c) all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world in any and all media and formats whether now known or hereafter devised; and “IP Materials” means all documents, software, photographic or graphic works of any type, and other materials in any medium or format, whether now known or hereafter devised, which are created by or on behalf of the Consultant in the course of performing its obligations under this Agreement and which are protected by or relate to Intellectual Property Rights.

7.2

For the consideration hereunder, which the Parties acknowledge is valuable and adequate consideration, the Consultant hereby expressly acknowledges, certifies and agrees that all of the results and proceeds of the Services of every kind heretofore rendered by and hereafter to be rendered by the Consultant hereunder shall be deemed a “work-made-for-hire” in favour of FANR in that (a) they are prepared within the scope of FANR’s engagement of the Consultant hereunder; and/or (b) they constitute works specifically ordered by FANR for use as a contribution to a collective work. Accordingly, the Consultant further acknowledges, certifies and agrees that FANR is and shall be deemed the author and/or exclusive owner of all of the foregoing for all purposes and the exclusive owner throughout the universe of all the rights of any kind comprised in the IP Materials and Intellectual Property Rights and any renewal or extension rights in connection therewith and of any and all other rights thereto, and that FANR shall have the right to exploit, or to refrain therefrom, any or all of the foregoing in any and all media, now known or hereafter devised, throughout the universe, in perpetuity, in all configurations and formats, including in any audio-visual, audio and/or visual device, as FANR determines at its absolute and sole discretion. The Consultant hereby irrevocably and unconditionally waives any and all moral and like rights that the Consultant has in the Services and hereby agrees not to make any claim against FANR or any party authorized by FANR, to exploit the IP Materials and Intellectual Property Rights based on such moral or like rights. To the extent that the Consultant may be deemed the “author” of either the IP Materials and/or Intellectual Property Rights, the Consultant hereby assigns all of the Consultant’s interest, and future interest, in and to the IP Materials and Intellectual Property Rights to FANR without any further actions or consideration required.

7.3

The Consultant shall, upon request, execute, acknowledge and deliver, and/or cause to be executed, acknowledged and delivered, to FANR such additional documents as FANR may deem necessary to evidence and effectuate FANR’s rights hereunder, and the Consultant hereby grants to FANR the right as attorney- in-fact, such right coupled with an interest, to execute, acknowledge, deliver and record all such documents evidencing FANR’s full and exclusive one hundred percent (100%) undivided interest in and to the IP Materials and Intellectual Property Rights. Without limitation of anything herein contained, as the author of the IP Materials and Intellectual Property Rights, as between the Parties, FANR hereby reserves any and all remuneration or income derived from the IP Materials and Intellectual Property Rights, any and all to which the Consultant shall have no claim whatsoever.

7.4

The Consultant may only use the Intellectual Property Rights and IP Materials to perform its obligations under this Agreement, and shall not disclose any Intellectual Property Rights or IP Materials to any third party without the express prior written consent of FANR.

7.5

The Consultant shall defend, protect, release, hold harmless, indemnify and keep indemnified FANR, as well as its Personnel, agents, officers, directors and related parties, from and against any and all losses, damages, expenses (including professional advisors and legal costs and disbursements on an attorney and client basis) and other liabilities incurred in connection with any Claims (as defined in clause 11.1 below) against FANR that the receipt of the Services, or the use of any item provided by the Consultant under this Agreement infringes any Intellectual Property Right of any person.

7.6	For the avoidance of doubt, clauses 7.1 to 7.5 shall also apply to the Consultant’s subcontractors (approved by FANR in accordance with clause 17.1).

8.	FEES

8.1

In consideration for the due performance of the Services (or any part of the Services) during the Term, FANR shall pay to the Consultant those fees specified in each Task Order mutually agreed and executed between the Parties (collectively, the “Fees”). The Fees specified in each Task Order shall be calculated based on the schedule of rates provided in Schedule 1. The Fees shall be payable in accordance with the procedures specified in clause 9.

8.2

In addition to the Fees, the Consultant shall be entitled to pre-approved expenses as described in Schedule 2 that are reasonably and actually incurred in connection with the provision of the Services, subject to providing FANR with appropriate itemized receipts or any other evidence of expenditure as FANR may reasonably require. For the avoidance of doubt, any expenses with respect to any Services performed by subcontractors (as approved by FANR in accordance with clause 17.1) shall be identified and the necessary invoices, pre-approved expenses and other accompanying evidence shall be attached to such invoice. No expenses (including those described in Schedule 2) shall be reimbursed, unless they are pre- approved by FANR in writing. All expenses shall be payable to the Consultant in accordance with the procedures specified in clause 9.

8.3	Subject to Schedule 2, the Consultant shall be responsible for all other costs, fees, charges, overheads, out-of-pocket expenses and other amounts, including:

(a)	all operating risks, expenses, staffing costs, and costs of supplying, servicing, maintaining and testing any equipment required for the delivery of the Services;

(b)	all training costs in relation to its Personnel;

(c)	all costs arising under or in connection with instituting, maintaining and renewing the insurance policy coverage detailed in clause 13;

(d)

all costs of compliance with the laws of the Emirate of Abu Dhabi, and the federal laws of the United Arab Emirates, including health and safety, security, labour laws, traffic regulations and ordinances;

(e)	all taxes, withholdings, customs, duties, fees, levies, value-added tax, goods and services tax, sales tax, payroll-related taxes and other administrative charges; and

(f)

all profits, payroll, salaries, benefits, shift premiums, emoluments, national insurance, accommodation, subsistence, disbursements, contributions, pension contributions, social security contributions, travel costs and other costs, fees and expenses incurred, paid or payable by or on behalf of the Consultant, any member of its Personnel, any agent, director, officer or subcontractor.

8.4

FANR may review the actual and projected scope of Services to ensure that the resources meet FANR’s requirements. If FANR determines that more or fewer resources are required, the Parties will mutually agree on equitable adjustments to the Fees payable hereunder to reflect the necessary adjustments.

9.	BILLING PROCEDURES

9.1

The Consultant shall submit to FANR no more than one (1) invoice per calendar month during the Term in respect of the Fees (or pro-rated portion of the Fees) identified in any Task Order(s), along with any pre-approved expenses incurred during provision of the Services in respect of such Task Order(s), provided that the Fees with respect to each Task Order shall be specifically detailed in such invoice.

In support of the Fees (or pro-rated portion of the Fees) and the pre-approved expenses, the invoice shall be accompanied by (i) a monthly status report containing a detailed breakdown of the work done by Lightbridge on a monthly basis in relation to each Task, and any additional information requested by FANR, in a form approved by FANR applicable to the month under which payment is sought, (ii) a timesheet report for each member of the Consultant’s Personnel and subcontractors (as approved by FANR under clause 17.1), and (iii) any other appropriate evidence and information that FANR may, at its absolute and sole discretion, require at any time in order to verify compliance with the terms of this Agreement. Such timesheet report may be in electronic format and shall be broken down by hour (in whole or in part) for each Task (as defined in Schedule 1) as such terms are described in a given Task Order and contain any other information that FANR may require at its absolute and sole discretion.

9.2

Payment of all undisputed sums on an invoice shall be made by FANR within thirty (30) days after receipt by FANR of such invoice and other accompanying evidence. The Consultant will maintain complete and accurate records of, and supporting documentation for, all amounts billable to and payments made by FANR hereunder, in accordance with United Arab Emirates generally accepted accounting principles applied on a consistent basis, and will retain the records for each invoice for a period of six (6) years from the date that such invoice was received by FANR.

9.3	All payments shall be made in United States Dollars (USD) and by bank transfer to the account details shown on the invoice.

10.	RELATIONSHIP BETWEEN THE PARTIES

Nothing in this Agreement shall be construed to create a joint venture, partnership or employer/employee relationship between FANR and the Consultant. This Agreement shall not, in and of itself, give rise to any authority on the part of the Consultant to obligate or bind FANR in any way whatsoever, and the Consultant shall not represent or hold itself out to have such authority. The Consultant shall not assume any of the other duties or obligations of FANR or any agent of FANR.

11.	LIABILITY, INDEMNIFICATION AND AGGREGATE LIABILITY LIMIT

The Consultant shall defend, protect, release, hold harmless, indemnify and keep indemnified FANR, as well as its Personnel, agents, officers, directors and related parties, from and against any and all costs (including attorneys’ fees and other legal costs and expenses), fees, expenses (including lost profits), liabilities, losses, damages, suits, causes of action, claims or any other proceedings whatsoever (collectively, “Claims”) when arising out of:

(a)

any breach or non-compliance with or non-performance of any obligations under this Agreement by the Consultant or any person working for or on behalf of the Consultant (including any member of its Personnel), including third party Claims and losses or monies due to the negligence, dishonesty or fraud of its Personnel;

(b)	any wrongful act or negligence by the Consultant or any person working for or on behalf of the Consultant (including any member of its Personnel);

(c)	all injuries to, deaths, accidents, illnesses and damage to property of, any person working for or on behalf of the Consultant (including any member of its Personnel);

(d)

damage to or loss of property of or by any shareholder, officer, director or agent of or by any person working for or on behalf of the Consultant (including any member of its Personnel) resulting from their deliberate act or negligence; and

(e)	all Claims for salaries, wages, taxes, benefit plans and programs by the Consultant or by any person working for or on behalf of the Consultant (including any member of its Personnel).

11.2

Neither Party shall be liable for any indirect, consequential, special and/or punitive loss arising out of or related to this Agreement, provided that nothing in this clause 11.2 is intended to prevent, limit or exclude:

(a)	the Consultant’s liability for fraud, wilful misconduct or gross negligence, or

(b)	any breach by the Consultant of its obligations set out in clauses 4(n), 7 or 16.

11.3

The aggregate liability of the Consultant under this Agreement for any and all losses, expenses, damages, claims or actions (whether based on contract, infringement, negligence, strict liability, tort or otherwise), shall in no circumstances exceed the greater of two and a half times the aggregate fees paid and payable to the Consultant under the Original Agreement and this Agreement and the amount of any subrogation claim made against FANR by the Consultant’s insurer (the “Aggregate Liability Limit”). The Aggregate Liability Limit shall not apply to nor be reduced by:

(a)	the Consultant’s liability in the case of fraud, wilful misconduct or wilful default, or gross negligence;

(b)	any breach by the Consultant of its obligations set out in clauses 4(n), 7 or 16;

(c)	any actual or attempted repudiation of the Agreement by the Consultant;

(d)

payments made by the Consultant to the extent that corresponding payments are received by the Consultant pursuant to any insurance policy required to be effected and maintained under this Agreement; or

(e)	any costs or expenses which the Consultant is obliged to incur or expend in order to carry out and complete the Services in accordance with this Agreement.

11.4	The Consultant shall not alter its legal or corporate status without the prior written consent of FANR.

12.	WARRANTY; DEFECTS LIABILITY

The Consultant warrants that each product of the Services and the Services themselves shall be free of errors, omissions, inconsistencies and discrepancies that would be identifiable by a highly skilled and highly experienced international consultant with experience carrying out activities the same as or similar to the Services under the same or similar circumstances as described herein (a “Defect”), for a period of three (3) years from completion of the relevant part of the Services or such longer term as may be required by applicable law (the “Warranty Period”). During the Warranty Period, the Consultant shall, within seven (7) days of receiving FANR’s written notice, submit a corrective action plan stating the methodology to be employed and the time requirements necessary to remedy any Defect(s), and in any event, shall remedy such Defect(s) as expeditiously as possible in accordance with clause 4(f), without any charge to FANR, within fourteen (14) days of receiving FANR’s notice with respect to any such Defect(s) (or such longer period as may be approved in writing by FANR). If the Consultant fails to submit the corrective action plan, or remedy any Defect(s), within the time periods set forth above, FANR may, at its sole and absolute discretion, engage a third party to remedy such Defect(s) and the Consultant shall fully indemnify FANR and be responsible for the costs associated with remedying such Defect(s).

13.	INSURANCE

13.1

Without prejudice to its obligations under this Agreement or otherwise at law, the Consultant shall maintain, for so long as may be necessary to cover its obligations and liabilities under or in connection with this Agreement, the insurances specified in Schedule 3, for the limits of indemnity stated in Schedule 3.

13.2

The insurances referred to in clause 13.1 shall be with a well-established insurance office or reputable underwriter to be approved by FANR, and FANR shall be added as an additional assured to the Professional Indemnity Insurance policy and Worker’s Compensation Insurance policy set forth in Schedule 3, for their vicarious liability arising out of the professional services being performed by Lightbridge.

13.3

Should the Consultant be in breach of any of its applicable obligations under this clause 13, FANR may itself insure against any risk with respect to which the default shall have occurred and may deduct a sum or sums equivalent to the amount paid or payable in respect of premiums from any monies due or to become due to the Consultant under this Agreement and/or recover them from the Consultant as a debt due and payable.

13.4

Without prejudice to the above, the Consultant shall ensure that the indemnity limits under the insurance policies set out in Schedule 3 shall be a minimum requirement and shall not be construed in any way as a limit of liability or as constituting acceptance by FANR of responsibility for any liability in excess of such indemnity limits.

13.5

The Consultant shall give FANR at least thirty (30) days’ notice of any cancellation, non-renewal or material change in the insurance coverage of any policy under this clause 13. The Consultant shall not do or omit to do anything whereby the insurance may be vitiated, either in whole or in part.

13.6

Within ten (10) days from the date hereof (or such later date as may be agreed by FANR in writing), the Consultant shall provide FANR with a letter from the Consultant’s insurance brokers confirming (a) that the Consultant has in force the applicable insurance referred to in clause 13.1; (b) the name of the Consultant’s insurers; and (c) numbers and renewal dates of the policies.

14.	SUPPLEMENTARY SERVICES

14.1

The Consultant shall carry out and perform any Supplementary Services requested by FANR from time to time in accordance with the form set out in Schedule 4 (or any other form of written request which FANR may elect to use at its absolute and sole discretion). Supplementary Services are any services that:

(a)	are not related to the Services identified in Schedule 1;

(b)	are required other than as a result of any default or negligent or wrongful act or omission on the part of the Consultant; and

(c)	involve additional cost to the Consultant.

14.2

If FANR at any time requests the Consultant to perform Supplementary Services, the Consultant shall give FANR written notice to that effect, together with a written estimate of the cost thereof (taking into account any reduction in work or cost which might occur as a result of the circumstances giving rise to the Supplementary Services). The Consultant shall not be entitled to receive any payment for the performance of Supplementary Services, unless it has complied with this clause 14.2 prior to the commencement of any such Supplementary Services.

14.3

If the Consultant is required to provide Supplementary Services, then, unless otherwise agreed between the Parties, FANR may, at its absolute and sole discretion, direct that the same be performed by the Consultant either:

(a)	for the amount specified in the Consultant’s written estimate given under clause 14.2; or

(b)

in accordance with the hourly rates for the Consultant’s Personnel set out in Schedule 1, Part 3, which are inclusive of all costs, expenses, disbursements, taxes and duties, administration, overheads and profit.

15.	SUSPENSION OF SERVICES

15.1	FANR may, upon giving five (5) days’ prior written notice to the Consultant, require the Consultant to immediately suspend performance of the Services and upon receipt of such notice:

(a)	the Consultant shall immediately take measures to cease performance of the Services by its Personnel, subcontractors and agents; and

(b)	the Consultant shall exercise best efforts to mitigate the Fees, costs and expenses incurred in connection with the suspension of the Services.

15.2

FANR may, at any time within ninety (90) calendar days after such a suspension of the Services, direct the Consultant to resume its performance of the Services in which event the Consultant shall resume such performance in accordance with the terms hereof. FANR shall reimburse the Consultant for all Services performed prior to the effective date of any such suspension, plus all pre-approved expenses.

15.3

In the event the Services are suspended by FANR in accordance with clause 15.1, FANR shall pay to the Consultant (i) any instalment (if any) of the Fees, and (ii) any payment (if any) for Supplementary Services (the amount as determined in accordance with clause 14.3 and Schedule 3, subject always to clause 14.2), due and unpaid as at the date of such suspension. The payment procedures set out in clause 9 shall apply in respect of such amounts.

16.	CONFIDENTIALITY

16.1

It is the Consultant’s duty not to disclose, without FANR’s prior written consent, which may be granted by FANR at its absolute and sole discretion, any Confidential Information (as defined below) made available to the Consultant or any person working for or on the Consultant’s behalf (including any member of the Consultant’s Personnel), or otherwise obtained by the Consultant (whether prior to or after the entry into this Agreement and including information disclosed in contemplation of this Agreement). The Consultant agrees to use the same means as it uses to protect its own confidential information, and in any event, not less than reasonable means, to prevent disclosure and to protect the confidentiality of FANR’s Confidential Information that it has been given or otherwise obtained as set out above.

16.2	For purposes of this Agreement, “Confidential Information” includes:

(a)

information of whatever nature concerning the business, finances, assets, liabilities, dealings, transactions, budgets, data, plans, customers, vendors, suppliers, contractors, Personnel, processes, transactions, know-how, or affairs of FANR;

(b)

the nature of the relationship between FANR and the Consultant, including the existence and contents of this Agreement, and any other agreement, document or arrangement referred to or contemplated by this Agreement, and the fact that FANR has engaged the Consultant;

(c)

FANR’s present activities or future plans or actual or potential business dealings or trade, product or customer information of a similar nature concerning any parent, subsidiary or associated concern of FANR; and

(d)

any information which is indicated or considered to be confidential or sensitive or is imparted by FANR to the Consultant and/or any member of its Personnel, its agents and/or subcontractors, in circumstances imparting an obligation of confidence and which any Party may, from time to time, receive or obtain (orally or in writing or in disk or electronic form) as a result of entering into, or performing its obligations pursuant to this Agreement or otherwise.

16.3	Confidential Information shall not include:

(a)	information which is or becomes available to the public other than as a result of a disclosure by the Consultant;

(b)	information that the Consultant documents in writing which was available to the Consultant on a non-confidential basis prior to or on its disclosure; or

(c)

information which the Consultant documents in writing was available to the Consultant on a non-confidential basis from a source other than FANR, provided that such source is not known by the Consultant to be subject to any prohibition against transmitting the Confidential Information to any third person.

16.4

The Consultant shall not be in breach of its obligations under this clause 16 if it discloses Confidential Information to comply with any applicable and relevant law, court order or subpoena (an “Order”), provided that if the Consultant is asked to disclose any Confidential Information to comply with an Order, it shall immediately inform the FANR Director General and the FANR Project Manager (in writing to the FANR address specified in clause 21.2, or such other address as may be notified by FANR to the Consultant, and by telephone and secure email), specifying in detail the nature of the Order, and must, prior to responding to any Order, work in good faith with FANR to prevent such disclosure, and if prevention is not possible, to limit the disclosure to the fullest extent permissible and ensure that any disclosure is made in general terms to the maximum extent possible.

16.5

Without the prior written consent of FANR, which may be granted or withheld at its absolute and sole discretion, neither the Consultant nor the Consultant’s Personnel, agents or subcontractors (including its affiliates, officers, directors, representatives, shareholders, members and suppliers) shall make any public or private commercial use of their relationship to FANR, including:

(a)

by permitting or authorizing the making of any reference to the Original Agreement, this Agreement or to the Services or to FANR and any of its business operations, marketing and other plans, in any medium now known or hereafter devised, including any leaflets, brochures, publications, journals, newspapers, sales letters, client lists, press releases, brochures, marketing or other literature, other written materials, or in any radio or television broadcasts, except as may be necessary for the Consultant to perform its obligations under the terms of this Agreement. Any request by the Consultant to make any such reference shall be made in writing to FANR and shall be accompanied, for any advertising request, by a copy of all announcements, photographs and other documentation whatsoever and details of the time and medium for advertisement or announcement together with such other information or documentation as FANR may request;

(b)	mentioning the name of FANR in connection with any advertising, marketing proposals or solicitations or similar materials;

(c)	by using or allowing the use of any service marks, trademarks or trade names or other intellectual property now or which may hereafter be associated with, owned by or licensed by FANR; or

(d)

by contracting with or receiving money or anything of value from any person or commercial entity to facilitate such person or entity obtaining any type of commercial identification, advertising or visibility in connection with the Services.

16.6

The Consultant shall have no right to grant commercial identification rights of any kind or description with respect to this Agreement, FANR or any supplier of goods or services or to any subcontractor, without the express prior written consent of FANR, which may be granted or withheld at its absolute and sole discretion.

17.	ASSIGNMENT

17.1

The Consultant may not assign, sub-license, transfer, create a charge over or otherwise dispose or delegate any of its rights or subcontract, transfer or otherwise dispose of any of its obligations under this Agreement without the prior written consent of FANR.

17.2

Nothing in this Agreement shall prevent or restrict FANR from assigning, sub- licensing, transferring, novating, creating a charge over or otherwise disposing of any of its rights or from subcontracting, transferring or otherwise disposing of any of its obligations under this Agreement to any party, provided that FANR gives notice regarding the foregoing to the Consultant.

17.3

If the Consultant appoints an agent, subcontractor or other person, pursuant to clause 17.1 above, to perform any of the Services, it shall warrant that such person shall comply with the terms of this Agreement, has adequate insurance to cover any and all Services performed under this Agreement and is fully experienced and properly qualified, equipped, organised and financed to undertake the work concerned. Further, if the Consultant subcontracts any of the obligations or Services it has contracted to provide, it shall remain liable to FANR for the performance of all the obligations and Services so contracted. In addition, the Consultant will actively supervise its subcontractors and agents.

17.4

In the event that the Consultant establishes a legal presence in the Emirate of Abu Dhabi (an “Abu Dhabi Company”), the Consultant will, at the written request of FANR, take all such steps as directed by FANR to assign the Consultant’s rights and obligations under the agreement to the Abu Dhabi Company.

18.	AMENDMENT

No amendment, modification, supplement, deletion or waiver of any rights hereunder shall be effective, unless it is in writing signed by or on behalf of each of the Parties.

19.	FORCE MAJEURE

Neither Party shall be liable to the other Party for any delay or non-performance of its obligations under this Agreement arising from any cause beyond a Party’s reasonable control, including any of the following: act of God, governmental act, war, fire, flood, explosion, or civil commotion. Subject to the affected Party promptly notifying the other Party in writing of the cause of the delay or non-performance and the likely duration of such delay or non-performance, and provided that the affected Party uses its reasonable endeavours to limit the effect of that delay or non-performance on the other Party, the performance of the affected Party’s obligations, to the extent affected by the cause, shall be suspended during the period that the cause persists. If performance is not resumed within thirty (30) days after that notice, the other Party may terminate this Agreement immediately by written notice to the affected Party.

20.	SURVIVING OBLIGATIONS

Notwithstanding the expiration or termination of this Agreement, the obligations of the Parties as set out in clauses 3.7, 3.8, 4, 5.2, 5.3, 7, 9-13, 16 and 18-21 23-32 shall survive any such expiration or termination.

21.	NOTICES

21.1

Any notice, invoice or other communication which either Party is required by this Agreement to serve on the other Party shall be sufficiently served if sent to the other Party at its specified address in clause 21.2 or such other address as is notified to the other Party in writing as follows: (a) by hand; (b) by registered courier or recorded delivery; or (c) by facsimile transmission confirmed by registered or first class post or recorded delivery.

21.2	Any notice, invoice or other communication required to be served under clause 21.1 should be sent to the following specified addresses:

If to The Federal Authority for Nuclear Regulation:
Crescent Tower, Mezzanine Floor
Sheikh Zayed First Street, Khalidiya
P.O. Box 112021
Abu Dhabi, United Arab Emirates
Fax: +971 2 651 6661
Attention: Faisal Echtibi

If to Lightbridge Corporation:
Lightbridge Corporation
1600 Tysons Boulevard,
Suite 550,
Tysons Corner,
VA 22102 USA,
Fax: +1.571.730.1260
Attention: James Guerra

21.3

Notices sent by registered post or recorded delivery shall be deemed to be served three (3) Working Days following the day of posting. Notices sent by facsimile transmission shall be deemed to be served on the day of transmission if transmitted before 4:00 p.m. (United Arab Emirates time) on a Working Day, but otherwise on the next following Working Day. In all other cases, notices are deemed to be served on the day when they are actually received. “Working Days” shall mean business days on which banks are open in the Emirate of Abu Dhabi.

22.	CONFLICTS

22.1	The Consultant warrants that:

(a)

it shall immediately disclose to FANR any conflict of interest which arises in relation to the provision of the Services as a result of any present or future appointment, employment or other interest of the Consultant (in the UAE or elsewhere);

(b)	when requested by FANR, oblige each member of its Personnel to promptly sign a confidentiality undertaking in the form provided to it by FANR;

(c)	the Consultant’s Personnel, advisors and consultants who support FANR (the “FANR Team”) will not work in support of the Emirates Nuclear Energy Corporation (“ENEC”) and vice-versa;

(d)	the FANR Team will not perform work for ENEC contractors or subcontractors;

(e)

work performed in support of FANR will not be shared with or communicated to the Consultant’s Personnel, advisors and consultants supporting ENEC (the “ENEC Team”) and the Consultant shall ensure that this information is protected from disclosure and at all times act in accordance with clause 4(f); and

(f)	decisions about the scope, content, and technical adequacy of work performed for FANR will be independent and not influenced by the ENEC Team.

22.2	Exceptions to the warranties in clause 22.1 shall only be made with the prior written consent of FANR.

23.	LANGUAGE

Any document provided in connection with this Agreement must be in English unless the Parties otherwise agree.

24.	WAIVER

The rights of each Party hereunder (a) may be exercised as often as necessary; (b) are cumulative and not exclusive of rights or remedies provided by law; and (c) may be waived only in writing and specifically. A Party’s delay in the exercise or non-exercise of any right is not a waiver of such right.

25.	FURTHER ASSURANCE

Each Party undertakes to sign all documents and to do all other acts, which may be necessary to give full effect to this Agreement.

26.	COSTS

Each Party shall pay the costs and expenses incurred by it in connection with the entering into of this Agreement.

27.	THIRD PARTY RIGHTS

Except as explicitly provided herein, no person or entity of any nature may enforce any of the terms, provisions or rights under this Agreement or shall have any third party rights of any kind.

28.	ENTIRE UNDERSTANDING

This Agreement constitutes the entire agreement of the Parties in relation to its subject matter, and any and all prior agreements, understandings, and representations are terminated and cancelled and are of no further force and effect, provided however that Article 24.3 of the Original Agreement shall survive the expiry of the Original Agreement.

29.	SEVERANCE

If, at any time, any part of this Agreement is held to be or becomes void or otherwise unenforceable for any reason under any applicable law, the same shall be deemed omitted from this Agreement, and the validity and/or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired as a result of that omission.

30.	SET-OFF AND COUNTERCLAIM

FANR shall have the right to deduct from any monies due or which may become due to the Consultant, any monies or sums recoverable from the Consultant by FANR in respect of any Claims (as defined in clause 11.1) whatsoever.

31.	GOVERNING LAW

This Agreement shall be governed by and construed, performed and enforced in all respects in accordance with the laws of the Emirate of Abu Dhabi, United Arab Emirates, and the federal laws of the United Arab Emirates, without giving effect to the principles of conflicts of laws or choice of law provisions thereof.

32.	DISPUTE RESOLUTION

32.1

Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by binding arbitration in accordance with the provisions on arbitration provided in the Abu Dhabi Commercial Conciliation and Arbitration Centre’s Procedural Regulations (the “Regulations”) (which Regulations are deemed incorporated by reference in this clause 32.1). The following shall apply in respect of any such arbitration:

(a)

the tribunal shall consist of one (1) arbitrator, who shall be nominated and summoned up in accordance with the Regulations. The arbitrator shall have the authority to grant all forms of relief and remedies related to this Agreement, including equitable relief;

(b)

the venue for such arbitration shall be Abu Dhabi, United Arab Emirates, and the Parties hereby irrevocably consent to such forum and waive any claims to alternative venues on the ground of forum non conveniens or otherwise;

(c)	the language used in the arbitration, including the language of the proceedings, the language of the decision, and the reasons supporting it, shall be English; and

(d)

an arbitration award rendered hereto binds each Party. Judgment upon an arbitration award rendered may be entered in any court in the United Arab Emirates having jurisdiction or application may be made to such court for judicial acceptance of the award or an order of enforcement, as the case may be. Without limiting the foregoing, each Party irrevocably agrees to submit to the jurisdiction of the courts of the Emirate of Abu Dhabi with respect to the enforcement of any arbitration award or order.

33.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, and each Party may sign one or more counterpart. The counterparts shall together form and be construed as one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

For and on behalf of: The Federal Authority for Nuclear Regulation

By:	/s/ William D. Travers
	Name:	William D. Travers
	Title:	Director General

For and on behalf of: Lightbridge Corporation

By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

[Signature Page – Consultancy Agreement]

SCHEDULE 1
THE SERVICES

The Consultant shall provide certain Services, in accordance with the working practises set forth in Schedule 6 and all applicable FANR regulations, regulatory guides, review procedures and instructions, as agreed by FANR in writing and set out in a Task Order in the form set forth in Schedule 5.

1.	PART 1 - GENERAL SERVICES

1.1	The Consultant shall act as strategic advisor to FANR on civilian nuclear regulatory and energy matters, based on priorities set by FANR from time to time.

1.2

The Consultant shall support FANR and its ongoing project management and project oversight activities in relation to the evaluation and, if relevant, development of the nuclear energy program of the UAE.

1.3

The Consultant will provide FANR quarterly status reports that summarize the status of each Task and hours expended, by Task. As part of the reports, the Consultant will recommend reallocation of resources as needed between Tasks.

2.	PART 2 - 2012 SERVICES

2.1	For the period beginning 1 January 2012 and ending on 31 December 2012 the Consultant shall, to the extent requested by FANR through Task Order(s), perform the following Services (each a “Task”):

2.2

In general, the Consultant will support the goals of FANR by providing on-going strategic advice and assistance to FANR. This includes proactively identifying issues and proposing solutions to ensure FANR meets its regulatory objectives, and responding quickly with appropriate expertise to requests from FANR. This includes completing the development of most nuclear facilities regulations, regulatory guides and licensing review procedures. The Services also recognize the increasing emphasis on inspection of nuclear facilities, and program enhancements that were identified by the IAEA Integrated Regulatory Review Service (“IRRS”) in 2011.

Task 1 - Licensing Process and Guidelines for Nuclear Facilities

Summary

Support FANR to implement licensing guidance and guidelines and to identify/resolve licensing issues to support the review of license applications for nuclear facilities.

Schedule 1-1

Objective

The objective of this Task is to support FANR to implement processes, procedures, guidelines, and criteria, and resolve issues in order to effectively and efficiently review nuclear facility license applications.

Approach/Work Activities

The Consultant will support FANR to implement licensing guidance that is necessary for the assurance of safety, security and for siting, constructing, and operating nuclear facilities. This includes providing assistance and advice to FANR to assist in the identification and resolution of licensing issues.

The work activities and estimated hours for these activities are:

ACTIVITIES	Staff Hours
	Q1	Q2	Q3	Q4	Total
Support implementation of licensing guidelines and assist in identifying and resolving licensing issues.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

The Parties shall work together to identify and resolve licensing issues. FANR will review proposed solutions to issues and provide any comments to the Consultant for resolution.

Task 2 - Regulations and Regulatory Guides for Nuclear Facilities

Summary

Provide support to FANR for identifying and developing safety regulations and regulatory guides to support submission and review of license applications for construction and operation of nuclear facilities.

Objective

A major part of FANR’s mission is to make safety and security decisions on license applications to site, construct and operate nuclear facilities. The Nuclear Law, regulations and supporting documents help implement this responsibility. These documents will also help ensure the quality of ENEC’s applications and decisions made by FANR. The overall objective of this Task is to assist FANR in implementing its regulatory responsibility by identifying and developing regulations and regulatory guides for nuclear facilities.

___________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-2

Approach/Work Activities

The Consultant will support FANR in the development of regulations and regulatory guides for the assurance of safety and security for siting, constructing and operating nuclear facilities. The Consultant will also prepare a “comparison analysis” of the FANR regulations to the International Atomic Energy Agency (“IAEA”) safety standards.

The specific regulations and guides to be developed, and their development schedule will be determined by FANR. However, the regulations and guides will include those remaining to be developed (e.g. FANR-REG 14 and 16). Development of regulatory guides will follow the development of the regulations and they will be based on a review of the IAEA requirements and guides, the “Country of Origin” guides, the United States’ guides and other countries’ guides, as appropriate. For each regulation, a “comparison analysis” with the appropriate IAEA standard(s) will also be developed.

The work activities and estimated hours for these activities are:

ACTIVITIES	Staff Hours
	Q1	Q2	Q3	Q4	Total
Develop regulations and guides. Specific regulations and guides, and schedule for development to be determined by FANR.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

The Parties shall work together to determine what regulations and guides to pursue and on what time schedule. FANR will review draft regulations and guides provided to it by the Consultant and provide comments. The Parties shall work together to issue proposed regulations to ENEC and other stakeholders for comments.

Task 3 — Safeguards and Export/Import Program Regulatory Support

Summary

____________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-3

The Consultant shall support FANR to develop and implement the UAE national safeguards and export/import program to regulate the tracking and monitoring of, and accounting for, regulated material, as defined in the Nuclear Law (“Regulated Material”), to implement safeguards agreements through the conduct of specific activities, and to implement systems to control the export/import of Regulated Material.

Objective

The overall objective is to support the development of regulations and procedures; and define programs and activities that can be used by FANR to license, provide regulatory oversight, track, monitor and account for Special Nuclear Material (as defined by Title I of the US Atomic Energy Act of 1954) to deter and protect against theft or diversion of such materials. This includes Regulated Material control and accountability and implementation of the FANR responsibilities regarding import/export controls.

Approach/Work Activities

The Consultant will support FANR in the development/implementation of an effective and efficient safeguards program, including export/import controls. This includes:

•	Assisting in the development of safeguards and export/import regulatory guides; Schedule 1-3 Consultancy Agreement — July 2012 — FANR / Lightbridge Corporation

•	Reviewing licensed safeguards and export/import activities;

•	Supporting safeguards inspections, including the IAEA complimentary access; and Supporting UAE outreach activities.

The work activities and estimated hours for these activities are:

ACTIVITIES	Staff Hours
	Q1	Q2	Q3	Q4	Total
Safeguards and Export/Import Regulatory Program Support	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

The Parties shall work together to determine what regulations and guides to pursue and on what time schedule. FANR will review draft regulations and guides provided to it by the Consultant and provide comments. The Parties shall work together to issue proposed regulations to ENEC and other stakeholders for comments.

______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-4

Task 4 — FANR Operating Experience Program

Summary

Provide assistance to FANR in establishing a global operating experience feedback program, including obtaining foreign countries’ experience and guidance in relation to the siting, construction and operation of nuclear power reactors. The program shall also be designed to collect and analyze experience for other nuclear programs relevant to safety and to share FANR experience with international organizations.

Objective

The objective of this Task is to assist FANR in achieving its safety mission for nuclear power plants and other nuclear programs relevant to safety. The review and understanding of previous experience will provide insight to help focus FANR regulatory activities so as to achieve the highest level of safety. Such review will also help avoid mistakes that have been made in existing nuclear programmes.

Approach/Work Activities

The Consultant will assist FANR to design and build an effective operating experience program that has a solid operating experience platform, is focused on FANR’s needs and is results oriented. This includes developing and implementing a program and projects plans. The Consultant will give first priority to knowledge transfer related to operating experience in connection with the siting and construction of nuclear power plants in other countries (especially China, Finland, France, Japan, Korea and the United States).

IAEA documents and discussions with key personnel involved with operating experience will also be examined for relevant information. The Consultant will interact with regulators and vendors in the selected countries to obtain appropriate data, and will assist FANR to develop memoranda of understanding (“MOUs”), as requested by FANR. The Consultant will analyze the data obtained and provide reports to FANR. Once these activities for siting and construction experience data are completed, collection of foreign experience data from nuclear power plant operations and other safety-related nuclear programs, especially for start-up and power ascension, will be collected and analyzed.

Schedule 1-5

The work activities and estimated hours for these activities are:

	ACTIVITIES	Staff Hours
		Q1	Q2	Q3	Q4	Total
a.	Collect and analyze foreign reactor
siting and construction experience,
manufacturing defects, and
corrective actions taken by
regulators and industry. This Task
shall also include any industry
experience in the UAE for large
	construction projects.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
b.	Develop program description, procedures and specifications for the infrastructure (e.g. databases), and project plan needed for FANR to implement a regulatory operating experience program.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
	TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

As necessary and where possible, facilitate access to foreign regulatory organizations and vendors.

Task 5 — Nuclear Facilities Inspection Program Support

Summary

Support FANR to develop and implement an inspection and assessment program for nuclear facilities and vendors.

Objective

The objectives of this Task are to assist FANR to develop a construction and operations inspection program, and perform its safety regulatory oversight responsibilities. Specifically, (1) the Consultant will develop a draft of all the elements of a FANR inspection program; and (2) when requested by FANR in writing, the Consultant will help FANR conduct reviews and inspections of site activities, ENEC quality assurance, including related vendor manufacturing and fabrication activities, and other construction related activities. The Consultant will also assist with training/

_________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-6

Approach/Work Activities

The Consultant will assist FANR to complete the development of its inspection program, including implementation of FANR decisions on the Inspection Program White Paper report (which the Consultant is developing for FANR and which will form a basis for construction inspection of the Braka nuclear site). The Consultant shall assist in completing remaining inspection instructions, maintaining an inspection manual and developing enforcement instructions/guidelines.

The Consultant will provide experienced inspection support to facilitate FANR’s inspections and assessments of ENEC’s site activities and Management System (as defined in the Nuclear Law), vendor activities and other Construction (as defined in the Nuclear Law) related activities.

The work activities and estimated hours for these activities are:

	ACTIVITIES	Staff Hours
		Q1	Q2	Q3	Q4	Total
a.	Develop inspection program	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
b.	Conduct inspections	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
	TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

Provide reasonable site access and accompany the Consultant on inspections where required. Review, comment and approve the inspection instructions with the Consultant.

Task 6 — International Agreements and Conventions Implementation

Summary

Provide assistance to FANR for implementing international agreements and conventions.

Objective

The UAE has entered into multilateral agreements with the IAEA and has become a party to nuclear and radioactive waste safety conventions. The overall objectives of this Task are to assist FANR in meeting the UAE obligations under these conventions, and support FANR in their preparation for receiving IAEA safety services.

___________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-7

Approach/Work Activities

The Consultant will support FANR’s development of the UAE national report for the Second Convention on Nuclear Safety (the “CNS”) Extraordinary Meeting related to Fukushima, and the implementation of the Joint Convention on the Safety of Spent Fuel Management and on the Safety of Radioactive Waste Management (the “Joint Convention”).

The specific Services for this Task follows:

Second CNS Extraordinary Meeting related to Fukushima:

•	Develop UAE national report (due 26 May 2012);

•	Assist FANR in preparing for the Second CNS Extraordinary Meeting related to Fukushima; and

•	Support the FANR Fukushima task force (ongoing),

Joint Convention:

•	Review national reports of other countries specified by FANR;

•	Develop questions for other contracting parties;

•	Assist in the development of answers to UAE questions from other contracting parties;

•	Develop briefing book for Joint Convention UAE delegation; and

•	Assist FANR in the preparation for the Joint Convention review meeting in May 2012.

The work activities and estimated hours for these activities are:

	ACTIVITIES	Staff Hours
		Q1	Q2	Q3	Q4	Total
a.	Second CNS Extraordinary Meeting related to Fukushima	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
b.	Joint Convention	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
	TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

____________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-8

Key Personnel

*[Redacted]*

FANR Support

FANR will review detailed outlines, and drafts of reports provided to it by the Consultant and provide comments; provide insights into any unique UAE requirements and policies that must be considered; and facilitate interaction with ENEC and other UAE government organizations where possible.

Task 7 — Other Advice and Assistance for Nuclear Regulatory Program

Summary

Provide advice and assistance to FANR management and staff for activities not specified in the other Tasks, when requested by FANR in writing (i.e. “on call” assistance and advice). This may include but not be limited to providing assistance and advice in identifying and resolving technical, policy and administration issues and defining and implementing regulatory strategy for licensing reviews and inspections.

Objective

New issues/questions will arise as FANR develops and implements its regulatory and administration program and activities, and new managers and staff are hired. The objective of this Task is to assist FANR in meeting its regulatory responsibilities in a timely and effective manner. To this end, when requested by FANR in writing, the Consultant will provide advice and assistance to help FANR develop and implement its nuclear regulatory program.

Approach/Work Activities

The specific activities under this Task are unknown at this time, but will be identified and specified by FANR. Examples of past activities include assisting FANR recruit staff, development of job descriptions, evaluation of administration and regulatory policy questions, and assistance with the development of FANR products not included in other tasks. The Consultant shall proactively suggest activities for FANR approval and will respond quickly with appropriate expertise to requests from FANR in writing. The Consultant’s response to a FANR written request may be in the form of a written report, briefing, or discussion with FANR management via phone or in meetings.

Work activities will be in response to requests from the Director General, the Deputy Director General for Operations and/or the Deputy Director General for Administration, or their designee. The work activities and estimated hours (40 hours per month for each division of FANR as set forth below) are shown below.

_______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-9

	ACTIVITIES	Staff Hours
		Q1	Q2	Q3	Q4	Total
a.	Advice and assistance to the Director General’s Office	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
b.	Advice and assistance to the Operations Division	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
c.	Advice and assistance to the Administration Division	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
	TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

The Parties shall identify and decide issues/questions and activities on which advice and assistance is needed by FANR from the Consultant.

Task 8 — Radiation Safety Regulatory Support Summary

Provide support to FANR for developing and implementing regulations, regulatory guides, and license reviews and inspections in the radiation safety area.

Objective

Support FANR implementation of licensing and inspection of Regulated Materials safety, and internal FANR emergency preparedness and response.

Approach/Work Activities

The Consultant will support FANR in the development and implementation of an effective and efficient radiation safety regulatory program. This includes:

•	Implementation of a program to license Regulated Materials users;

•	Implementation of an inspection program;

•	Implementation of improvements resulting from the IAEA IRRS mission; Identification of regulatory issues and proposing solutions;

_______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-10

•

Training and mentoring FANR staff; and Supporting other radiation safety regulatory activities, when requested by FANR in writing, such as the source registry, dose registry, internal FANR emergency preparedness and Incident Response Center.

Consultant support of the above will include (as decided by FANR) the long-term assignment of a senior staff to the FANR office to be managed by the Director of Radiation Safety Department.

The work activities and estimated hours for these activities are:

ACTIVITIES	Staff Hours
	Q1	Q2	Q3	Q4	Total
Radiation Safety (as defined in the Nuclear Law) regulatory program support	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

The Parties shall work together to determine what regulations, guides, and review and inspection procedures to pursue and on what time schedule. FANR will review draft regulations, guides and review procedures provided to it by the Consultant and provide comments. FANR will issue proposed regulations for comments. FANR will direct and supervise long-term staff assigned to FANR by the Consultant unless otherwise agreed.

Task 9 — Communications Support Summary

Assist FANR in developing plans for communicating with the public and other stakeholders on significant FANR activities.

Objective

Public and stakeholder understanding is a key element to the acceptance of the UAE nuclear program. FANR will contribute substantially to public and stakeholder understanding by how it regulates and communicates issues and actions. The overall objective of this Task is to ensure that FANR is prepared to communicate effectively with the public and other stakeholders on significant activities and topics that might arise.

_______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-11

Approach/Work Activities

The Consultant will support FANR in communications planning for outreach with the public and other stakeholders. The Consultant will assist FANR in the development of specific communications plans focused on specific events or issues. Communications plans will be based on the integrated management system procedure for developing communication plans, and may use a collaborative process, including “brain storming” sessions with key managers and staff who will be doing the communicating.

The work activities and estimated hours for these activities are:

ACTIVITIES	Staff Hours
	Q1	Q2	Q3	Q4	Total
Develop a communication plan, including questions and answers, when requested by FANR in writing.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

Provide policy and program directions. The development of specific communications plans will involve the FANR communications advisor to the Director General, Government and International Affairs Department staff and program managers and staff who are involved in the regulatory action at hand.

Task 10 — Integrated Management System (IMS) Processes and Procedures, and Internal Operating Systems

Summary

Provide advice and assistance to FANR in completing the development and review of processes, procedures, instructions and templates to support the FANR IMS, and the development of support systems and tools.

Objective

The overall objective is to assist FANR in establishing a highly efficient and effective organization by continuing implementation and evaluation of the IMS, and implementation of support systems (e.g. document management system).

______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-12

Approach/Work Activities

The Consultant will work with FANR to develop, refine and finalize a series of processes, procedures and instructions needed to support the FANR IMS. The Consultant will also assist FANR in developing and implementing management support systems needed for effective and efficient operation. This will include supporting the implementation of a FANR document management system. If requested by FANR in writing, the Consultant will assist in a general advisory role in this regard.

The work activities and estimated hours for these activities are:

	ACTIVITIES	Staff Hours
		Q1	Q2	Q3	Q4	Total
a.	Develop and modify procedures in support of the FANR IMS, when requested by FANR in writing.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
b.	Assist in developing and implementing management support systems, including document management system, when requested by FANR in writing.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
	TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

Provide policy and program directions. FANR shall review, comment and approve work products provided to it by the Consultant.

Task 11 - Training and Development of FANR Staff

Summary

Provide assistance to FANR in developing and providing regulatory and technical training to the FANR staff, and developing and maintaining a knowledge management program.

Objective: The overall objective is to assist FANR to ensure that it has a highly qualified staff to accomplish FANR’s mission. The specific objective is to help identify FANR training needs and provide training to FANR staff in sufficient time for them to perform required regulatory responsibilities and assist FANR in capturing and transferring the knowledge of its program, activities and decisions. To this end, when requested by FANR in writing, the Consultant will support the development of FANR training programs.

__________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-13

Approach/Work Activities

Based on key milestones for the regulatory program, utilizing the recognized Systematic Approach to Training (“SAT”) and FANR requirements for hiring, the training of the necessary staff will be identified by the Consultant. When requested by FANR in writing, the Consultant will work interactively with FANR to identify training needs, lectures and lesson plans from the SAT and develop technical, regulatory and leadership (e.g., leadership blueprint) training course outlines or syllabus and present the training to FANR staff.

The specific activities and estimated hours are:

	ACTIVITIES	Staff Hours
		Q1	Q2	Q3	Q4	Total
a.	Develop and conduct technical and regulatory training when requested by FANR in writing.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
b.	Develop program description, procedures and specifications for the infrastructure (e.g. databases) needed for FANR to implement a knowledge management program.	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
	TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

Provide policy and program directions. The Parties shall also work together to define training needs and develop course outlines and syllabus. FANR shall review, comment and approve work products provided to it by the Consultant.

__________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-14

Task 12 — Security of Regulated Materials Regulatory Support

Summary

Provide support to FANR for developing and implementing regulatory guides, license reviews and inspections processes in the Regulated Materials security area.

Objective

The objective is the development of regulatory guides, procedures and instructions regarding the license process and inspection process associated with the security of Regulated Materials.

Approach/Work Activities

The Consultant will support FANR in the development and implementation of an effective and efficient Regulated Materials security program. This includes:

1.

Identification and development of regulatory guide(s) for the implementation of FANR- REG-23 on security of radioactive sources (the “REG-23 Guide”). The IAEA Nuclear Security Series No 14 (nuclear security recommendations on radioactive material and associated facilities), No 9 (security in the transport of radioactive material) and No 11 (security of radioactive sources) may be used for that purpose;

2.

Development of a program related to licensing the security aspects of Regulated Materials, including the establishment of security instructions for the licensing process (the “Licensing Program”). In particular, based on the general procedure regarding the license of a Regulated Activity (defined in the Nuclear Law) or Regulated Material, an instruction for the assessment of the security plan and the transport security plan provided by applicants shall be established;

3.	Development of an inspection program for Regulated Materials security, including the establishment of procedure and instruction for security inspection (the “Inspection Program”); and

4.	Supporting other Regulated Materials and/or security regulatory activities upon written request by FANR.

The following deadlines should, subject to any instructions by FANR to the contrary, be respected for planning purposes:

•	Establishment of regulatory guides, including REG-23 Guide during 1st and 2nd quarters of 2012;

•	Establishment of the Licensing Program during 2nd and 3rd quarters of 2012;

•	Establishment of the Inspection Program during 3rd and 4th quarters of 2012.

Schedule 1-15

Taking into account the sensitivity of the information to be managed, this Task 12 shall be conducted on FANR premises.

The activity and estimated hours follow.

ACTIVITIES	Staff Hours
	Q1	Q2	Q3	Q4	Total
Security of Regulated Materials regulatory support	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*
TOTAL	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*	*[Redacted]*

Key Personnel

*[Redacted]*

FANR Support

A kick-off meeting will be organized by the Consultant at the beginning of Task 12 to finalize the Services to be performed as well as the list of documents to be established. Each document established will be submitted to FANR by the Consultant for review and comment. Regarding the Task set out in paragraph 4 above of this Task 12, FANR will formally request assistance and the Consultant will propose a timeline and estimated resources for approval before its realization.

3.	PART 3 - BILLING RATES

The Consultant’s Personnel shall be billed at the following rates for their performance of the Services only where such performance has been authorized by the relevant Task Order. No member of the Consultant’s Personnel shall bill more than *[Redacted]* hour per day to FANR, except as agreed by FANR in writing.

Personnel and consultants	2012 Hourly Rate (USD)
Pay Level I — Special Expert
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
Pay Level II — Senior Expert
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
*[Redacted]*	*[Redacted]*
Pay Level III — Project Support
*[Redacted]*	*[Redacted]*

_______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-16

Additional Consultant’s Personnel may be added to the above table only with the written consent of FANR, such consent to be given in FANR’s sole discretion.

Substitution of Personnel will be handled in accordance with clause 4(o) of the Agreement. Invoices sent to FANR shall break down each partial hour worked into 1/10 of an hour increments based on the time actually spent in performing the Services.

Hour Caps

The Task Order process shall be used in accordance with clauses 2.3 and 8.1 and Schedule 7 of this Agreement to determine the budget and applicable Fee associated with each Task Order. No Services shall proceed without a mutually agreed and executed Task Order. The hour caps for the Tasks performed under the Agreement are indicated in the table below (the “Hour Caps”). The Hour Caps constitute a ceiling that shall not, without the prior written consent of FANR, be exceeded (excluding pre-approved travel costs, per diems and other pre-approved expenses, but inclusive of any discounts).

Task	Amount
Task 1 - Licensing Process and Guidelines for Nuclear Facilities	*[Redacted]* total hours
Task 2 - Regulations and Regulatory Guides for Nuclear Facilities	*[Redacted]* total hours
Task 3 - Safeguards and Export/Import	*[Redacted]* total hours
Program Regulatory Support
Task 4 - FANR Operating Experience Program	*[Redacted]* total hours
Task 5 - Nuclear Facilities Inspection Program Support	*[Redacted]* total hours
Task 6 - International Agreements and Conventions Implementation	*[Redacted]* total hours
Task 7 - Other Advice and Assistance for Nuclear Regulatory Program	*[Redacted]* total hours
Task 8 – Radiation Safety Regulatory Support	*[Redacted]* total hours
Task 9 - Communications Support	*[Redacted]* total hours
Task 10 - Integrated Management System (IMS) Processes and Procedures, and Internal Operating Systems	*[Redacted]* total hours
Task 11 - Training and Development of FANR Staff	*[Redacted]* total hours
Task 12 - Security of Regulated Materials Regulatory Support	*[Redacted]* total hours
TOTAL	*[Redacted]*

_______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-17

FANR may only authorize increases to the Hour Caps if such authorization is in writing and signed by the Director General, the Deputy Director General for Operations and/or the Deputy Director General for Administration, or their designee.

Further, as noted in clause 8.4 of the Agreement, FANR may review the actual and projected scope of Services to be performed under the Agreement to ensure that the resources meet FANR’s requirements. If FANR determines that fewer resources are required, the Parties will mutually agree on a reduction to the Fees payable hereunder to reflect the necessary adjustments. For the avoidance of doubt, if any such reduction is implemented, the Hour Caps set forth above shall be subject to a corresponding reduction.

4.	PART 4 - 2013 SERVICES

On or before 15 December 2012 the Consultant shall submit to FANR a draft services schedule for the Services to be performed in 2013 complete with a comprehensive list of its Personnel with the hourly rates for each. Once such schedule has been agreed between the Parties in writing it shall be incorporated into this Agreement by written amendment.

_________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 1-18

5.	PART 5 - 2014 SERVICES

On or before 15 December 2013 the Consultant shall submit to FANR a draft services schedule for the Services to be performed in 2014 complete with a comprehensive list of its Personnel with the hourly rates for each. Once such schedule has been agreed between the Parties in writing it shall be incorporated into this Agreement by written amendment.

Schedule 1-19

SCHEDULE 2
EXPENSES

Performance of the Services in Flight

For all flights to and from Abu Dhabi pre-approved by FANR in writing, each of the Consultant’s Personnel on such flights shall be entitled to bill (at the applicable hourly rates provided in the tables for the relevant year as set out in Schedule 1) for the actual time spent performing the Services on such flights, provided that such Personnel shall be entitled to bill for a maximum of *[Redacted]* hours on such flights regardless of the number of actual hours worked on the flights. As an example, if the Consultant’s Personnel perform the Services for *[Redacted]* hours during a flight, such Personnel shall be entitled to bill FANR for

*[Redacted]* hours (not *[Redacted]* hours).

Travel Costs

The effective date for this part of the Agreement is March 31, 2013. Prior to the effective date, the Consultant will make flight arrangements and pay the cost for travel pre-approved by FANR in writing and related to this Agreement.

FANR shall, for all of the Consultant’s travel pre-approved by FANR in writing and related to this Agreement, make arrangements for, and pay the cost associated with, the Consultant’s airfare directly to the airlines or travel agent. All travel pre-approved by FANR in writing will be conducted using business class airfares on a reasonably direct route without an excessive number of stops. FANR will pay for flights to and from Abu Dhabi or Dubai only and shall not be required to pay any greater amount than a standard business class round trip between the United States and Abu Dhabi or Dubai. FANR will pay for Consultant’s flights from the United States or Abu Dhabi or Dubai to locations outside of the United Arab Emirates, when such travel is requested and pre-approved by FANR. FANR may in its discretion, where it receives at least ten (10) days advance notice from the Consultant, book extra flight legs, not related to this Agreement, for the Consultant. The costs attributable to such extra flight legs shall be, at FANR’s discretion, either set off against the Fees or promptly reimbursed by the Consultant to FANR.

If FANR books airfare (or hotels in accordance with paragraph 1 of the Per Diem section immediately below) on behalf of the Consultant and any of the Consultant’s Personnel cancel their travel (which includes cancelling or changing flights and/or routes) or otherwise do not travel or do not stay in any hotel room booked by FANR on behalf of the Consultant (each being a “Cancellation”), the Consultant shall give FANR as much advance notice as possible in respect of any such Cancellation and if: (i) such notice is provided less than five (5) days prior to the applicable travel date or arrival date at a hotel; (ii) the Cancellation is not at the request of FANR; and (iii) cancellation fees or charges are levied against FANR, then, at FANR’s option, either the Consultant shall promptly reimburse FANR in respect of all such Cancellation fees or charges or FANR shall set off all such fees or charges against any payments to be made by FANR to the Consultant under this Agreement.

______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 2-1

Per Diem

1.

The Consultant will charge a per diem rate of AED *[Redacted]* per day to cover all accommodation, incidentals, meals and ground transportation expenses incurred during the time spent by the Consultant’s Personnel in the Emirate of Abu Dhabi in the provision of the Services (the “Per Diem”).

Where requested by the Consultant, FANR may at its discretion make arrangements for the Consultant’s hotel booking and accommodation in Abu Dhabi. Such hotel accommodation will be selected in accordance with FANR’s policies and located within reasonable proximity to the location(s) where the Consultant shall be providing the Services. If FANR elects to make and pay for such hotel arrangements, FANR shall be entitled to set off all such fees or charges against any payments to be made by FANR to the Consultant under this Agreement.

2.	The Consultant will charge a per diem rate of AED *[Redacted]* per day when requested by FANR to provide services as a member of a FANR team at a location other than the United Arab Emirates.

3.

The expenses covered by the Per Diem include all accommodation, meals, beverages, tips, laundry, internet services, phone usage, taxi charges and other ground transportation charges and all other miscellaneous expenses. Air travel expenses are excluded from the Per Diem.

4.

The Per Diem is payable to the Consultant in accordance with the payment mechanisms provided in this Schedule 2 without itemization of expenses or receipts. The Consultant’s invoice will include the trip duration, including the start and end travel dates and air travel receipts associated with the provision of the Services.

5.

The Per Diem arrangement shall only be for the duration of this Agreement and shall only be applicable to the Consultant’s Personnel in their performance of the Services. Any personal stay during the travel period will not be covered by the Per Diem.

______________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 2-2

SCHEDULE 3
THE INSURANCES

Insurance Coverage	Minimum Coverage

Worker’s Compensation (including Employer’s Liability) covering the Personnel of the Consultant for all compensation and other benefits required by the Workmen’s Compensation or similar statutory insurance laws of any nation or governmental authority thereof anywhere in the world to which Services are subject, in respect of liability for bodily injury by accident or disease, including death resulting therefrom, sustained by any Personnel of the Consultant arising out of and in the course of employment.

The limit of liability under the Employer’s Liability Section of such insurance coverage shall be the greater of the requirements of applicable laws and US$ 500,000

Motor Vehicle Third Party and Passenger Liability Insurance in respect of death of or injury to persons and/or loss of or damage to property only in respect of and to the extent that motor vehicles are used in connection with the performance of the Services.

The limit of liability of such insurance coverage shall not be less than the requirements of applicable laws.

Professional Indemnity Insurance on an each and every claim basis. FANR shall be added as an additional assured for their vicarious liability arising out of the professional services being performed by Lightbridge.

The limit of liability of such insurance coverage shall not be less than US$5,000,000 per occurrence and US $5,000,000 annual aggregate.
Any other insurances required by applicable laws	The limit of liability of such insurance coverage shall not be less than the requirements of applicable laws.

Schedule 3-1

SCHEDULE 4
FORM OF REQUEST FOR SUPPLEMENTARY SERVICES

Pursuant to clause 2.1 of the consultancy agreement (the “Agreement”) entered into on 15 July 2012 between The Federal Authority for Nuclear Regulation (“FANR”) and Lightbridge Corporation (the “Consultant”), each being a “Party” and collectively the “Parties”, the undersigned, being duly authorized representatives of the Parties, hereby conclude this supplementary services agreement (the “SSA”) and agree as follows:

DESCRIPTION OF SERVICES
PERSONNEL
START DATE
END DATE
FEE[1]
ADDITIONAL INFORMATION

This SSA shall be construed under and governed by the laws of Abu Dhabi, United Arab Emirates, and the Federal Laws of the United Arab Emirates, without giving effect to the principles of conflicts or choice of law provisions therein.

All disputes or controversies arising out of, related to, or in connection with this SSA shall be governed by clause 32 (Dispute Resolution) of the Agreement (except such clause shall be amended such that the word “Agreement” shall be replaced by “SSA” throughout clause 32) and clause 32 (as amended) shall be applicable as if it were set out in full herein.

The Parties agree and acknowledge that the provisions of the Agreement, except as amended to incorporate changes made by this SSA, shall remain in full force and effect.

[Signature Page Follows]

_______________________
 1 Any Supplementary Services proposed herein that exceed 5% of the total estimated hours for the relevant year and/or the value of the Agreement for the relevant year (as determined by FANR) will require the approval of the FANR tender committee, which must be obtained prior to executing this SSA.

Schedule 4-1

The Parties have caused their duly authorized representatives to execute and deliver this SSA as of [DATE].

For and on behalf of: The Federal Authority on Nuclear Regulation

By:	______________________________________________
Name:
Title:

For and on behalf of: Lightbridge Corporation

By:	______________________________________________
Name:
Title:

Schedule 4-2

SCHEDULE 5
FORM OF TASK ORDER

Lightbridge Corporation
1600 Tysons Blvd,
Suite 550,
Tysons Corner,
VA 22102 USA,
Fax: +1 571.730.12260
Attention: Jon Johnson

201_

TASK ORDER NO.  [ X ]

Dear  [  ],

The Federal Authority for Nuclear Regulation (“FANR”) writes to confirm that FANR is issuing Lightbridge Corporation, (the “Consultant”) this task order no. [X] (this “Task Order”), pursuant to the consultancy agreement entered into by and between FANR and the Consultant dated 15 July 2012 (the “Agreement”). The details of the services to be completed under this Task Order are described in Section 1 of this Task Order and set forth in Appendix 1 hereto (the “Services”). The Services are to be completed in accordance with the terms of the Agreement.

The Consultant shall not commence the Services until FANR has received the enclosed duplicate original of this Task Order executed by the Consultant and the conditions listed in Section 1 of this Task Order and paragraph 3 of Appendix 1 of this Task Order are fully satisfied.

Yours faithfully,

[NAME]
For and on behalf of The Federal Authority for Nuclear Regulation

Schedule 5-1

Section 1— Services

Reference	Tasks to be completed	List of deliverables and deliverable due dates for each Task
-	[1]
(a)
(b)
(c)
(d)
(e)
-	[2]
(a)
(b)
(c)
(d)
(e)
_	[3]
(a)
(b)
(c)
(d)
(e)

[Note: insert as many Tasks in Section 1 of this Task Order as required by FANR]

FANR and the Consultant acknowledge and agree that the Services shall be performed in accordance with Schedule 1 of the Agreement and categorized as in the table immediately above. The number of total person hours (and associated Fees) shall be equitably adjusted in accordance with clause 8.4 of the Agreement.

Conditions Related to this Task Order

The Consultant shall not commence any of the following Tasks or activities without specific prior written approval from FANR:

a.	[insert restrictions (if any)].

Section 2 — Number of Hours for Each Task

Grade/Pay Level	Task	Maximum Number of Hours to be Used	Total Number of Hours Per Grade/Pay Level
Special Expert	[ 1 ]
[ 2 ]
[ 3 ]
Senior Expert	[ 1 ]
[ 2 ]
[ 3 ]
Project Support	[ 1 ]
[ 2 ]
[ 3 ]

Schedule 5-2

Note: After execution of this Task Order, FANR and the Consultant may mutually agree in writing to adjust the allocation of hours between the Grades/Pay Levels and Tasks as set forth above in this Section 2.

Consultant’s Personnel to be engaged in Services for this Task Order	Grade/Pay Level	Hourly Rate (in accordance with Schedule 1 of the Agreement)
[insert name]	[insert Grade/Pay Level]	[insert hourly rate]

Section 3 — Fee

The cost of providing the Services for this Task Order shall not, without the prior written consent of FANR, exceed the amount of (United States Dollars [X] and [X] Cents Only) USD [X] (the “Fee”)

Section 4 — Commencement and Completion Date

Commencement date of the Services (the “Commencement Date”)	-
Completion date of all the Services under this Task Order (the “Completion Date”)	-

Section 5 — Project Management

The Project Manager for FANR for this Task Order shall be:
Name:	-
Address:	-
Telephone:	-
Email:	-
Fax:	-

The Project Manager for FANR for this Task Order shall be:
Name:	-
Address:	-
Telephone:	-
Email:	-
Fax:	-

Schedule 5-3

Section 6 - Signatures

FANR and the Consultant have caused their duly authorized representatives to execute and deliver this Task Order as of [ .], 201_.

For and on behalf of The Federal Authority for Nuclear Regulation by:

Name:
Title:

For and on behalf of Lightbridge Corporation by:

Name:
Title:

Schedule 5-4

Appendix 1
TASK ORDER DETAILS

The details and requirements for this Task Order are as follows:

1.	SERVICES AND DELIVERABLES

This Task Order is concerned with the Services described in Section 1 of this Task Order. Where this Task Order describes parts of the Services in general terms, but not in complete detail, it is understood that the Services include any incidental work and/or services that can reasonably be inferred as required and necessary to complete the Services.

2.	FEES AND EXPENSES

The Fee for the Services provided under this Task Order is based on the schedule of rates set forth in Schedule 1 of the Agreement and the total cost of providing the Services shall not exceed the Fee specified in Section 3 of this Task Order without the written consent of FANR. The Consultant acknowledges that the Services may require staff to work outside of normal working hours, but Consultant shall not be entitled to any additional fee or remuneration in addition to the Fee in relation to providing the Services outside of normal working hours, unless pre-approved by FANR in writing.

3.	PROJECT MANAGEMENT

FANR and the Consultant shall mutually agree upon a project plan for providing the Services.

4.	INVOICES

4.1

The Consultant shall be entitled to submit an invoice to FANR for the Fee (or any prorated portion of the Fee), as well as for any pre-approved expenses (approved in accordance with clause 8 of the Agreement) incurred during provision of the Services in respect of this Task Order in accordance with clause 9 of the Agreement.

4.2

In support of the Fee (or any prorated portion of the Fee) and any applicable pre- approved expenses, the invoice shall be accompanied by such supporting information and documentation as required pursuant to clause 9 of the Agreement and payment shall be made by FANR in accordance with said clause 9.

5.	COMPLIANCE

The Consultant’s performance of the Services shall comply with all applicable laws, rules, regulations, proclamations and orders, both in the United Arab Emirates and in any other relevant jurisdiction, including all laws related to obtaining any required business or work permits or licenses, the health and safety of its employees, immigration, and customs as well as any other requirements referenced in the Agreement or specifically included in this Task Order.

Schedule 5-5

6.	COMMENCEMENT AND COMPLETION

The Commencement Date of the Services is specified in Section 4 of this Task Order. The Completion Date of the Services is specified in Section 4 of this Task Order and may be extended only upon the mutual written agreement between the Parties.

7.	ADDITIONAL PROVISIONS

7.1	Key Performance Indicators

In performing the Services, the Consultant shall use its best efforts to meet the Key Performance Indicators (“KPIs”) set forth in Schedule 7 of the Agreement and shall ensure that all of its Personnel and subcontractors performing the Services on its behalf meet the KPIs. Total deductions for failure to meet the KPIs in respect of this Task Order shall be capped at the maximum amount of *[Redacted]*% of the Task Order value.

7.2	Application of the Agreement

All of the terms and conditions of the Agreement remain in full force and effect and shall apply to the Services and the management and administration of this Task Order unless the Agreement is specifically modified by the terms and conditions of this Task Order.

Furthermore, all capitalized terms used but not defined in this Task Order shall have the meaning ascribed to them in the Agreement.

_________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 5-6

SCHEDULE 6
WORKING PRACTISES

The Consultant shall perform the Services in accordance with the following:

1.	Quality Assurance Procedures

The Consultant shall establish and implement written procedures (“Quality Assurance Procedures”) covering the delivery of the Services that meets IAEA standards and is suitable for the work with FANR. The Quality Assurance Procedures shall be made available for review and approval by FANR. The Consultant shall amend the Quality Assurance Procedures in order to obtain FANR’s approval. Review and approval by FANR of the Consultant’s Quality Assurance Procedures shall not relieve the Consultant of its responsibility to perform the Services in accordance with the Quality Assurance Procedures and the other provisions of this Agreement.

2.	Subcontractor Quality Assurance Procedures

In accordance with the Consultant’s Quality Assurance Procedures, the Consultant shall require its subcontractors to establish, implement and maintain appropriate quality assurance procedures which shall meet the requirements of the Consultant’s Quality Assurance Procedures.

3.	Non-conformances

The Consultant shall provide FANR with an opportunity to audit any reports of a nonconformance under the Quality Assurance Procedures or any subcontractor’s quality assurance procedures, or any non-conformance of a Service.

4.	Adequacy of Methods and Equipment

If at any time FANR determines that the Consultant’s or a subcontractor’s methods, performance or any other aspect or element of the Services are inadequate for ensuring the requisite quality, FANR may order the Consultant to improve its performance and/or change its procedures or Personnel, and the Consultant shall take all actions necessary so as to ensure the requirements of FANR are met and the high quality of the Services and compliance with the requirements of this Agreement.

5.	Safety Culture

a)

the Consultant shall conform to all IAEA standards in establishing a safety culture. As part of that culture, the Consultant shall comply with all applicable Abu Dhabi, UAE and international laws and regulations which prohibit Discrimination (defined below) against workers for engaging in certain Protected Activities (defined below). “Discrimination” includes discharge or any other adverse actions that relate to compensation, terms, conditions, and privileges of employment. The term “Protected Activities” includes, among other things, workers raising nuclear safety or quality control complaints either internally to their employer or to a regulatory agency. The Consultant shall fully investigate, and ensure that its subcontractors investigate, any allegation of Discrimination for engaging in Protected Activities with respect to the Services under this Agreement.

Schedule 6-1

b)

Within two (2) business days after the receipt by the Consultant or any of its subcontractors of (i) an allegation associated with Services under this Agreement by a member of Personnel or a former member of Personnel of the Consultant or any of its subcontractors of Discrimination because of engagement in Protected Activities or (ii) notice of the filing of a complaint to any competent authority by any such member of Personnel or a former member of Personnel, the Consultant shall inform FANR and shall cooperate fully with any investigation of any such allegations.

c)

the Consultant shall ensure that no agreement affecting the compensations, terms, conditions and privileges of employment, including, but not limited to, any agreement to settle a complaint filed by a member of Personnel or a former member of Personnel of the Consultant or a subcontractor under applicable law shall contain any provision which prohibit, restrict, or otherwise discourage a member of Personnel or a former member of Personnel from participating in any Protected Activity, including, but not limited to, providing information to FANR or any other regulatory authority.

d)

the Consultant shall ensure that its employees understand that they can raise safety related concerns and directly contact the competent regulatory agencies without fear of employer reprisals or job related discrimination.

6.	Code of Ethics

The Consultant shall maintain and comply with a “Code of Ethics” and ensure that its subcontractors shall comply with a code of ethics that is consistent with the Consultant’s Code of Ethics. FANR shall have the right to review the Consultant’s Code of Ethics and be informed of any change in the Code of Ethics before such change comes into force.

7.	Safeguards Information

The Consultant and its subcontractors may have access to “Safeguards Information” provided by the IAEA, the UAE, foreign governments, or industry participants during performance of the Services. Safeguards Information is information not otherwise classified as restricted that identifies (1) security measures for the physical protection of special nuclear material or (2) security measures for the physical protection and location of certain plant equipment vital to the safety of nuclear production or utilization facilities. The Consultant agrees that Safeguards Information shall be handled and protected from unauthorized disclosure in accordance with the requirements of the applicable Abu Dhabi and UAE authorities and clause 16 hereof.

Schedule 6-2

SCHEDULE 7
KEY PERFORMANCE INDICATORS

In performing the Services, the Consultant shall meet the KPIs set forth below and shall ensure that all of its Personnel and subcontractors performing the Services on its behalf meet the KPIs. If any KPI is not met (as determined by FANR acting reasonably) FANR shall be entitled, without prejudice to any other remedy of FANR under the Agreement, to deduct the amount set forth below for each instance of breach from any Fees payable to the Consultant in respect of the Task Order to which such breach of the KPI applies. Total deductions for failure to meet the KPIs under this Agreement shall be capped at *[Redacted]*% of the aggregate value of the applicable Task Orders issued during the Term. Additionally, if one or more breaches of a given KPI occurs, the Consultant will, at the request of FANR (and at no cost or expense to FANR) prepare a corrective action plan, within three (3) business days of FANR’s request, regarding the same.

Ref	Key Performance Indicators	Financial Deduction for Breach (AED)
1.1	The Consultant submits the deliverables specifically identified in each Task Order to FANR in accordance with the timelines set forth in a Task Order.	None

1.2	The Consultant submits the deliverables specifically identified in each Task Order to FANR after the date required in the timeline set forth in a Task Order, other than:	*[Redacted]*% of the Task Order value to which such breach applies for each day or part day that the deliverable is late. Total deductions shall not to exceed *[Redacted]*% of the Task Order value

A. as permitted in accordance with clause 19 (Force Majeure) of the Agreement; or

B. where the failure to comply with the deadline is directly attributable to delay by FANR.

For the avoidance of doubt, in the event that there is a revision in the scope of Services to this Agreement, the Parties agree to equitably adjust the timelines set forth in the Task Order affected by such revision in scope, as they pertain to these KPIs.

___________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 7-1

Ref	Key Performance Indicators	Financial Deduction for Breach (AED)
2.1	The Consultant submits evidence of insurance in accordance with the requirements of clause 13 (Insurance) of the Agreement.	None

2.2	The Consultant submits evidence of insurance after the timelines set out in clause 13 (Insurance) of the Agreement.

*[Redacted]*% of the Task Order value to which such breach applies for each day or part day that the Insurance requirements are late. Total deductions shall not to exceed *[Redacted]*% of the Task Order value

3.1	The Consultant and its Personnel and subcontractors comply with all FANR written policies regarding safety in the workplace, information technology or billing procedures provided to the Consultant.	None

3.2

The Consultant or any of its Personnel or subcontractors fails to comply with any FANR written policies regarding safety in the workplace, information technology or billing procedures provided to the Consultant.

*[Redacted]*% of the Task Order value to which such breach applies (for each breach). Total deductions shall not to exceed *[Redacted]*% of the Task Order value

________________________________
* *[Redacted]* indicates confidential information that has been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential information has been submitted separately to the U.S. Securities and Exchange Commission.

Schedule 7-2